Exhibit (23)(d)(2)


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 22, 1997, relating to the financial statements of Gateway American Properties, LLC and subsidiaries, and our report dated November 19, 1997, related to the balance sheet of Gateway American Properties Corporation (a Colorado corporation), and to the reference to our Firm under the caption "Experts" in the Prospectus.



GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
February 2, 1998